Exhibit 99.1

Ready Capital Corporation Stockholders Approve Issuance of Common Stock in Merger with Broadmark Realty Capital Inc.

New York, New York, May 30, 2023 / PRNewswire / – Ready Capital Corporation (NYSE:RC) (“Ready Capital” or the “Company”) today announced that at the special meeting of stockholders held today, conducted by means of a virtual meeting held live over the internet, its stockholders approved the issuance of the Company’s common stock pursuant to the terms of the previously announced merger agreement with Broadmark Realty Capital Inc. (“Broadmark”). Pursuant to the merger agreement, Ready Capital will acquire Broadmark through Broadmark’s merger with and into a wholly owned subsidiary of Ready Capital (the “Merger”).

The Merger is expected to close on May 31, 2023, subject to customary closing conditions. As a result of the Merger, among other things, each share of common stock of Broadmark outstanding at the effective time of the Merger will be converted into the right to receive from Ready Capital 0.47233 shares of common stock, par value $0.0001 per share, of Ready Capital (“Ready Capital Common Stock”). Cash will be paid in lieu of fractional shares of Ready Capital Common Stock that would have been received as a result of the Merger.

Broadmark also announced that its stockholders have approved the Merger.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on current expectations and beliefs of Ready Capital and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; Ready Capital cannot give any assurance that its expectations will be attained. Factors that could cause actual results to differ materially from expectations include, but are not limited to, risks related to disruption of management attention from the ongoing business operations due to the Merger; the effect of the announcement of the Merger on the operating results and businesses generally of Ready Capital and Broadmark; the outcome of any legal proceedings relating to the Merger; the ability to retain key personnel; availability of suitable investment opportunities; changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; general economic conditions; market conditions; inflationary pressures on the capital markets and the general economy; conditions in the market for small balance commercial loans and other investments; legislative and regulatory changes that could adversely affect the businesses of Ready Capital and Broadmark; risks related to integrating an existing lending platform into our operations; risks related to the origination and ownership of construction loans and other assets, which are typically short-term loans that are subject to additional risks as compared to loans secured by existing structures or land; risks related to the origination and ownership of bridge loans and other assets, which are typically short-term loans that are subject to higher interest rates, transaction costs and uncertainty on loan repayment; risks relating to any future impact of the COVID-19 pandemic, including the responses of governments and industries, on the real estate sector. All such factors are difficult to predict, including those risks set forth in Ready Capital’s Proxy Statement/Prospectus filed with the SEC on April 20, 2023, annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K that are available on Ready Capital’s website at http://www.readycapital.com and on the SEC’s website at http://www.sec.gov. The forward-looking statements included in this press release are made only as of the date hereof. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Ready Capital undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances, except as required by applicable law.

About Ready Capital Corporation

Ready Capital Corporation (NYSE: RC) is a multi-strategy real estate finance company that originates, acquires, finances and services small to medium balance commercial loans. Ready Capital specializes in loans backed by commercial real estate, including agency multifamily, investor and bridge as well as SBA 7(a) business loans. Headquartered in New York, New York, Ready Capital employs over 500 lending professionals nationwide. The company is externally managed and advised by Waterfall Asset Management, LLC.

Contact

Investor Relations
Ready Capital Corporation
212-257-4666
InvestorRelations@readycapital.com